                                                                            Exhibit 99.1

News Announcement               For Immediate Release

PEAK RESORTS REPORTS RECORD FISCAL 2018
FOURTH QUARTER REVENUE

Fourth Quarter Reported EBITDA Rises 4% Year over Year

Wildwood, Missouri – July 12, 2018 – Peak Resorts, Inc. (NASDAQ:SKIS) (“Peak” or the “Company”), a leading owner and operator of high-quality, individually branded U.S. ski resorts, today reported financial results for its fiscal 2018 fourth quarter and year as summarized below:

(in thousands, except per share data)	Three months ended April 30,		Twelve months ended April 30,
	2018	2017	2018	2017

Revenues	$56,032	$51,263	$131,662	$123,249
Resort operating costs	$31,951	$28,871	$96,593	$87,319
Income from operations	$17,413	$17,607	$10,219	$14,069
Net income	$9,680	$8,962	$1,352	$1,241
Net income (loss) available to common shareholders for basic EPS	$9,280	$8,162	$(248)	$441
Net income (loss) available to common shareholders for diluted EPS	$9,680	$8,962	$(248)	$441
Income (loss) per share (basic)	$0.66	$0.58	$(0.02)	$0.03
Income (loss) per share (diluted)	$0.56	$0.52	$(0.02)	$0.03
Weighted average common shares (basic)	13,982	13,982	13,982	13,982
Vested restricted stock units (“RSUs”)	102	49	78	35
Dilutive effect of conversion of preferred stock	3,180	3,145	-	-
Dilutive effect of unvested RSUs	44	47	-	24
Reported EBITDA*	$21,515	$20,678	$25,585	$26,782

*See pages 3-4 for Definitions of Non-GAAP Financial Measures

Timothy D. Boyd, President and Chief Executive Officer, commented, “Our strong fiscal fourth quarter results complete what was a record year for Peak Resorts, as we generated revenue growth of 9% and a 4% increase in Reported EBITDA in the fiscal 2018 fourth quarter. Although the winter brought significant weather-related challenges, our results from the 2017/2018 ski season, which spanned 145 operating days from its beginning in November to its end in April, demonstrate the value of our Peak Pass in adding stability to our financial performance. Our results also highlight the attractive returns we are achieving on our ongoing investments in mountain infrastructure which enable us to mitigate the impacts of adverse weather while providing guests with terrific on-mountain experiences.

“For example, Mount Snow had an exceptional year with record skier visits and increased revenue, as our expanded and improved snowmaking capabilities resonated with guests. Skier visits for the 2017/2018 ski season were up 14% year-over-year at Mount Snow which compares favorably to the roughly 1.2% increase seen across the state of Vermont according to the Vermont Ski Areas Association. As a result, we believe our operating and financial performance at Mount Snow outperformed the industry in both Vermont and across the entire Northeast, demonstrating that our ongoing efforts at Mount Snow are paying off. We believe the opening of the new lodge at Carinthia this fall will drive further increases in visitation and allow us to generate continued strong performance at our flagship resort.

“Across the balance of the Northeast, the strong appeal of our regional Peak Pass, our world-class guest experiences and our sought after snow and riding terrain, allowed us to outperform the broader industry despite extremely unpredictable and variable weather. Industry-wide, season passes have become an important part of the guest offering. We believe our Peak Pass stands alone in that it is offered at a compelling price point for skiers and riders of all ages, features uncomplicated and unlimited access, and serves as the preferred way for Northeast skiers and riders to drive to and explore our diverse mountains and resorts in Vermont, New York, New Hampshire and Pennsylvania.

“Hunter Mountain capped off a very good season in early April and is now a hive of activity as crews work to implement the Hunter North expansion that will result in a 25% increase in skiable terrain and add automated snowmaking and a second six passenger high-speed detachable lift. Visitors to the Hunter Mountain website and our social media followers are getting a glimpse of the exciting progress at the resort, and we believe this project will be well received as the 2018/2019 season gets underway later this year.

“We also generated very strong fiscal fourth quarter and full year results across our Midwest mountains as these locations benefited from favorable winter weather after several less than stellar winters and a 19% rise in visitation over the prior year. Skiing, riding and tubing remain popular winter pursuits in the Midwest and our guests in Ohio, Missouri and Indiana value the offerings and continued enhancements at our mountains.

“Finally, on the expense side, rising labor costs are a reality in our business and for the leisure and hospitality industry as a whole, and we are working diligently to efficiently staff our properties and manage expenses. Our fourth fiscal quarter was also impacted by a weather-driven shift in walk-up demand from February to March, which resulted in some increased investments to get guests to return to our mountains and increased power and utility costs as we made additional snow at the end of the season to drive more skiing availability in March.”

Fiscal Fourth Quarter Results Review

Fiscal 2018 fourth quarter revenue increased 9.3% year over year to $56.0 million as the Company benefited from an 11.4% rise in food and beverage revenue, a 9.9% increase in ski instruction revenue and 9.6% growth in lift ticket and tubing revenues, as well as 22.4% growth in other revenue.

Resort operating expenses in the fiscal 2018 fourth quarter rose 10.7% year over year to $32.0 million, with a 14.5% increase in labor expenses driven primarily by increases in the minimum wage and labor shortages in the Northeast resulting in increased overtime expense. Other operating expense growth in the quarter included a 10.4% increase in retail and food and beverage cost of sales, which rose in-line with increased revenue from these sources, as well as a 9.6% increase in power and utility expense driven primarily by late season snowmaking in the Northeast and some rate increases. General and administrative expenses of $1.7 million increased by roughly $0.9 million and included the payment of employee incentive bonuses in the fiscal 2018 fourth quarter compared to a reversal of incentives in the prior year when internal targets were not met.

Reported EBITDA for the fourth fiscal quarter of 2018 was $21.5 million, compared to $20.7 million in the year-ago quarter.

Balance Sheet Update

As of April 30, 2018, the Company had cash and cash equivalents of $23.1 million and total outstanding debt of $180.9 million, including $12.4 million drawn against its revolving line of credit and long-term debt of $165.8 million, net of debt issuance costs and current portion.

Christopher J. Bub, Chief Financial Officer, added, “Peak Resorts’ fiscal fourth quarter, which helped drive strong full year financial results, has positioned the Company favorably with a stable balance sheet and healthy cash balance as we work throughout the summer to prepare for the upcoming 2018/2019 ski season.

“We invested $4.3 million in capital improvements in the fiscal 2018 fourth quarter and a total of $31.0 million for the full year, including nearly $22.0 million on our West Lake and Carinthia expansions at Mount Snow. Notably, with this spending, the majority of our deferred maintenance projects from fiscal 2017 are now complete. As we look to fiscal 2019, we expect to finish work on the new Carinthia Ski Lodge at Mount Snow and the Hunter North terrain expansion projects in time for the upcoming ski season, which we believe will drive additional growth at both mountains. We also plan to continue to invest in and enhance the guest experience at our resorts to help further improve our financial results and increase shareholder value. Overall, the team at Peak Resorts made great progress throughout fiscal 2018 and we look forward to building on our momentum in fiscal 2019 and beyond.”

Investor Conference Call and Webcast

The Company will host an investor conference call and webcast to discuss its fiscal 2018 fourth quarter results today at 9:00 a.m. ET. Interested parties can access the conference call by dialing (844) 526-1518 or, for international callers, by dialing (647) 253-8644; the conference ID number is 7091919. A webcast of the conference call can also be accessed live at ir.peakresorts.com (select “Event Calendar”). Following the completion of the call, an archived webcast will be available for replay at the same location.

Definitions and Reconciliations of Non-GAAP Financial Measures

Reported EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). The Company defines Reported EBITDA as net income before interest, income taxes, depreciation and amortization, gain on sale/leaseback, other income or expense and other non-recurring items. The following table includes a reconciliation of Reported EBITDA to the GAAP related measure of Net income (loss):

(dollars in thousands)	Three months ended April 30,		Twelve months ended April 30,
	2018	2017	2018	2017
Net income	$9,680	$8,962	$1,352	$1,241
Income tax (benefit) expense	4,273	5,805	(3,962)	749
Interest expense, net	3,586	2,980	13,322	12,473
Depreciation and amortization	3,553	3,071	13,231	12,713
Restructuring and impairment charges	549	-	2,135	-
Other income	(43)	(57)	(160)	(61)
Gain on sale/leaseback	(83)	(83)	(333)	(333)
Reported EBITDA*	$21,515	$20,678	$25,585	$26,782

The Company has specifically chosen to include Reported EBITDA as a measurement of its results of operations because it considers this measurement to be a significant indication of its financial performance and available capital resources. Because of large depreciation and other charges relating to the Company’s ski resort operations, it is difficult for management to fully and accurately evaluate financial performance and available capital resources using net income alone. In addition, the use of this non-U.S. GAAP measure provides an indication of the Company’s ability to service debt, and management considers it an appropriate measure to use because of the Company’s highly leveraged position. Management believes that by providing investors with Reported EBITDA, they will have a clearer understanding of the Company’s financial performance and cash flows because Reported EBITDA: (i) is widely used in the ski industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure; (ii) helps investors to more meaningfully evaluate and compare the results of the Company’s operations from period to period by removing the effect of its capital structure and asset base from operating results; and (iii) is used by the Board of Directors, management and lenders for various purposes, including as a measure of the Company’s operating performance and as a basis for planning.

The items excluded from net income to arrive at Reported EBITDA are significant components for understanding and assessing the Company’s financial performance and liquidity. Reported EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, net change in cash and cash equivalents or other financial statement data presented in the Company’s condensed consolidated financial statements as indicators of financial performance or liquidity. Because Reported EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Reported EBITDA as presented may not be comparable to other similarly titled measures of other companies, limiting its usefulness as a comparative measure.

About Peak Resorts

Headquartered in Missouri, Peak Resorts is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The Company operates 14 ski resorts primarily located in the Northeast and Midwest, 13 of which are Company owned.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York City, Boston, Philadelphia, Cleveland and St. Louis, enabling day and overnight drive accessibility. The resorts under the Company's umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction and mountain biking and other summer activities. To learn more, visit the Company’s website at ir.peakresorts.com or follow Peak Resorts on Facebook for resort updates.

For further information, or to receive future Peak Resorts news announcements via e-mail, please contact JCIR, at 212-835-8500 or skis@jcir.com.

Forward Looking Statements

This news release contains forward-looking statements regarding the future outlook and performance of Peak Resorts, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended April 30, 2017, filed with the Securities and Exchange Commission (the “SEC”), and as updated from time to time in the Company’s filings with the SEC.  Peak Resorts undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Contact:

Norberto Aja, Jim Leahy, Joseph Jaffoni

JCIR

212-835-8500 or skis@jcir.com

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended April 30,		Twelve months ended April 30,
	2018	2017	2018	2017

Net revenue	$56,032	$51,263	$131,662	$123,249

Operating expenses:
Resort operating costs	31,951	28,871	96,593	87,319
Depreciation and amortization	3,553	3,071	13,231	12,713
General and administrative	1,667	749	5,797	5,431
Land and building rent	347	397	1,401	1,395
Real estate and other non-income taxes	552	568	2,286	2,322
Impairment loss	549	-	2,135	-
	38,619	33,656	121,443	109,180
Income from operations	17,413	17,607	10,219	14,069

Other (expense) income:
Interest, net of amounts capitalized of
$166 and $1,256 in 2018 and $351 and
$1,545 in 2017, respectively	(3,586)	(2,980)	(13,322)	(12,473)
Gain on sale/leaseback	83	83	333	333
Other income	43	57	160	61
	(3,460)	(2,840)	(12,829)	(12,079)

Income (loss) before income taxes	13,953	14,767	(2,610)	1,990
Income tax expense (benefit)	4,273	5,805	(3,962)	749
Net income	$9,680	$8,962	$1,352	$1,241

Less declaration and accretion of Series A preferred
stock dividends	(400)	(800)	(1,600)	(800)
Net income (loss) attributable to common shareholders	$9,280	$8,162	$(248)	$441

Basic earnings (loss) per common share	$0.66	$0.58	$(0.02)	$0.03

Diluted earnings (loss) per common share	$0.56	$0.52	$(0.02)	$0.03

Cash dividends declared per common share	$0.07	$0.14	$0.28	$0.14

Cash dividends declared per preferred share	$20.00	$-	$60.00	$-

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

	April 30,	April 30,
	2018	2017
Assets

Current assets:
Cash and cash equivalents	$23,091	$33,665
Restricted cash	1,163	11,113
Accounts receivable	8,560	5,083
Inventory	1,971	2,215
Prepaid expenses and deposits	12,731	2,183
Total current assets	47,516	54,259

Property and equipment, net	204,095	188,143
Land held for development	37,634	37,583
Restricted cash, construction	12,175	33,700
Goodwill	4,382	4,825
Intangible assets, net	731	788
Other assets	1,797	648
Total assets	$308,330	$319,946

Liabilities and Stockholders' Equity

Current liabilities:
Revolving lines of credit	$12,415	$4,500
Current maturities of long-term debt	2,614	3,592
Accounts payable and accrued expenses	12,079	12,371
Accrued salaries, wages and related taxes and benefits	922	1,035
Unearned revenue	16,084	14,092
Current portion of deferred gain on sale/leaseback	333	333
EB-5 investor funds in escrow	-	500
Total current liabilities	44,447	36,423

Long-term debt	165,837	177,493
Deferred gain on sale/leaseback	2,512	2,845
Deferred income taxes	7,809	11,883
Other liabilities	504	540
Total liabilities	221,109	229,184

Series A preferred stock, $0.01 par value per share, $1,000
Liquidation preference per share, 40,000 shares authorized,
20,000 shares issued and outstanding	17,401	17,001

Commitments and contingencies

Stockholders' equity:
Common stock, $0.01 par value per share, 40,000,000 shares
authorized, 13,982,400 shares issued and outstanding	140	140
Additional paid-in capital	86,631	86,372
Accumulated deficit	(16,951)	(12,751)
Total stockholders' equity	69,20	73,761
Total liabilities and stockholders' equity	$308,330	$319,946

Supplemental Operating Data

(dollars in thousands)

(Unaudited)

	Three months ended April 30,		Twelve months ended April 30,
	2018	2017	2018	2017
Revenues:
Lift and tubing tickets	$30,285	$27,630	$61,683	$58,100
Food and beverage	9,936	8,917	24,749	23,078
Equipment rental	3,727	3,696	9,991	8,582
Ski instruction	4,262	3,879	9,128	8,562
Hotel/lodging	3,237	2,988	9,874	9,731
Retail	2,512	2,460	6,748	6,395
Summer activities	-	-	4,459	4,549
Other	2,073	1,693	5,030	4,252
Total	$56,032	$51,263	$131,662	$123,249

Resort operating expenses:
Labor and labor related expenses	$16,637	$14,534	$53,026	$48,253
Retail and food and beverage cost of sales	4,714	4,271	11,855	10,820
Power and utilities	2,933	2,676	8,331	7,843
Other	7,667	7,390	23,381	20,403
Total	$31,951	$28,871	$96,593	$87,319